Exhibit 99 (a)(2)

  LETTER OF TRANSMITTAL

To Tender Shares of Common Stock
 Pursuant to the
 Offer to Purchase for Cash up to an aggregate of 2,790,013 Shares of
Class A Common Stock and/or Class B Common Stock
  of
 CTM MEDIA HOLDINGS, INC.
at a Purchase Price of $1.10 Per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON WEDNESDAY, DECEMBER 16, 2009, UNLESS THE OFFER IS EXTENDED.

The Depositary for the Offer is:

By Mail: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	By Hand or Overnight Courier: American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane New York, NY 10038
By Facsimile (for Eligible Institutions only):
(718) 234-5001 Fax cover sheets should provide a call back phone number and request a call back, upon receipt. Confirm Receipt by Calling: (877) 248-6417 or (718) 921-8317

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary.  You must sign this Letter of Transmittal in the appropriate space provided below, with signature guarantee if required, and complete the Substitute Form W-9 set forth below.

The instructions contained within this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

DESCRIPTION OF SHARES TENDERED (SEE INSTRUCTIONS 3 AND 4)
Name(s) and Address(es) of Registered Owner(s) (Please fill in exactly as name(s) appear(s) on certificates(s) Attach signed list if additional space is needed)	Certificate Number(s)*(1)	Number of Class A Shares Represented By Certificate(s)	Number of Class B Shares Represented By Certificate(s)	Number of Shares Tendered(2)

TOTAL NUMBER OF SHARES TENDERED

* Need not be completed by stockholders delivering shares by book-entry transfer.
(1) Indicate in this box the order (by certificate number) in which shares are to be purchased in the event of proration. Attach additional signed list if necessary. See “Section 1. Number of shares; proration” of the other to Purchase and Instruction 8 of this Letter of Transmittal.

 1st:_____________ 2nd: _____________  3rd:________________ 4th:______________  5th: _________________

(2) If you desire to tender fewer than all shares evidenced by any certificates listed above, please indicate in this column the number of shares you wish to tender. Otherwise, all shares evidenced by such certificates will be deemed to have been tendered. See Instruction 4.

YOU MAY USE THE YELLOW ENVELOPE ENCLOSED HEREWITH
 TO RETURN THIS LETTER OF TRANSMITTAL TO THE DEPOSITARY.

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL CAREFULLY, INCLUDING THE ACCOMPANYING INSTRUCTIONS, BEFORE CHECKING ANY BOX BELOW

Stockholders of CTM Media Holdings, Inc. must complete this Letter of Transmittal if either:

                  •   certificates evidencing shares are to be forwarded herewith; or

                  •   delivery of shares is to be made by book-entry transfer to the account maintained by the Depositary at DTC (as defined in “Summary Term Sheet” in the Offer to Purchase and pursuant to the procedures set forth in “Section 3. Procedures for Tendering Shares” in the Offer to Purchase) unless an Agent’s Message (as defined herein) is utilized.

Stockholders whose share certificates are not immediately available or who cannot either (i) deliver certificates and any other documents to the Depositary by the Expiration Date (as defined in the Offer to Purchase) or (ii) comply with the procedures for book-entry transfer on a timely basis and who wish to tender their shares, must tender their shares using the guaranteed delivery procedure set forth in “Section 3. Procedure for Tendering Shares” of the Offer to Purchase. See Instruction 2. Delivery of documents to DTC does not constitute delivery to the Depositary.

ADDITIONAL INFORMATION IF SHARES HAVE BEEN LOST OR
 ARE BEING DELIVERED PURSUANT TO A BOOK-ENTRY TRANSFER OR NOTICE OF GUARANTEED DELIVERY

☐
Check here if Shares are being delivered by Book-Entry Transfer to the Depositary’s account at DTC and complete the following:
Name of Tendering Institution: ___________________________________________________________________________
Account Number:  ____________________________________________________________________________________
Transaction Code Number: ______________________________________________________________________________

☐
Check here if any share certificates you are tendering with this Letter of Transmittal have been lost, stolen, destroyed or mutilated and contact American Stock Transfer & Trust Company at 6201 15th Avenue, Brooklyn, NY 11219 Attn: Lost Certificate Department.

(BOX BELOW FOR USE BY ELIGIBLE INSTITUTIONS ONLY)

☐	Check here if tendered shares are being delivered pursuant to a notice of guaranteed delivery previously sent to CTM and complete the following:

Name(s) of Registered Holder(s):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution that Guaranteed Delivery:

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

The instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed. This Letter of Transmittal is to be completed by CTM Media Holdings, Inc. stockholders in connection with the tender of shares of Class A Common Stock, par value $0.01 per share (the “Class A Shares”), or shares of Class B Common Stock, par value $0.01 per share (the “Class B Shares,” and together with Class A Shares, the “Shares”), pursuant to the Offer to Purchase dated November 17, 2009. Questions and requests for assistance or for additional copies of this Letter of Transmittal may be directed to American Stock Transfer and Trust Company (the “Depositary”) at the address and phone number above.

To American Stock Transfer & Trust Company:

The undersigned hereby tenders to CTM Media Holdings, Inc., a Delaware corporation (“CTM”), the above-described Shares at the price per Share indicated in this Letter of Transmittal, net to the seller in cash, upon the terms and subject to the conditions set forth in CTM’s Offer to Purchase dated November 17, 2009, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Offer”).

Subject to and effective on acceptance for payment of the Shares tendered hereby in accordance with the terms of the Offer (including, if the Offer is extended or amended, the terms or conditions of any such extension or amendment), the undersigned hereby sells, assigns, and transfers to or upon the order of CTM all right, title and interest in and to all Shares tendered hereby that are purchased pursuant to the Offer and hereby irrevocably constitutes and appoints CTM as attorney-in-fact of the undersigned with respect to such Shares, with full power of substitution (such power of attorney being an irrevocable power coupled with interest), to (upon receipt of the Purchase Price, as defined below, and all accompanying evidences of transfer and authenticity):

(a)
present certificates for such Shares for cancellation and transfer on CTM’s books, or transfer ownership of such shares on the account books maintained by DTC, together, in either such case, with all accompanying evidences of transfer and authenticity, to or upon the order of CTM; and

(b)	receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, all in accordance with the terms of the Offer.

The undersigned hereby represents and warrants to CTM that:

(a)
the undersigned understands that tenders of Shares pursuant to any one of the procedures described in “Section 3. Procedure for Tendering Shares” of the Offer to Purchase and in the Instructions hereto will constitute the undersigned’s acceptance of the terms and conditions of the Offer, including the undersigned’s representation and warranty that

(1)
the undersigned has a net long position in Shares or equivalent securities at least equal to the Shares tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and

	(2)	such tender of Shares complies with Rule 14e-4;

(b)	when and to the extent CTM accepts the Shares for purchase, CTM will acquire good, marketable and unencumbered title to them, free and clear of all security interests, liens, charges, encumbrances, conditional sales agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim; and

(c)	on request, the undersigned will execute and deliver any additional documents CTM deems necessary or desirable to complete the assignment, transfer and purchase of the Shares tendered hereby.

Unless otherwise indicated herein under “Special Payment Instructions,” please issue the check for the purchase price of all Shares purchased and/or return any Share Certificates not tendered or not accepted for payment in the name(s) of the registered holder(s) appearing above under “Description of Shares Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for the purchase price of all Shares purchased and/or return any Share Certificates not tendered or not accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing under “Description of Shares Tendered.” In the event that the boxes entitled “Special Payment Instructions” and “Special Delivery Instructions” are both completed, please issue the check for the purchase price and/or issue any certificates evidencing Shares not tendered or not accepted for payment (and any accompanying documents, as appropriate) in the name(s) of, and deliver said check and/or return any such certificates to, the person(s) so indicated. Unless otherwise indicated herein in the box entitled “Special Payment Instructions,” please credit any Shares tendered herewith by book-entry transfer that are not accepted for payment by crediting the account at DTC designated above. The undersigned recognizes that CTM has no obligation, pursuant to the “Special Payment Instructions,” to transfer any Shares from the name of the registered holder thereof if CTM does not accept for payment any of the Shares so tendered.

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1, 4, 5, 6 and 7)

To be completed ONLY if certificates for Shares not tendered or not purchased and/or the check for the purchase price of Shares purchased are to be issued in the name of someone other than the undersigned, or if Shares tendered hereby and delivered by book-entry transfer which are not purchased are to be returned by credit to an account maintained at DTC other than that designated above.

Issue check and/or certificate to:

SPECIAL DELIVERY INSTRUCTIONS (See Instructions 1, 4, 5, 6 and 7)

To be completed ONLY if certificates for Shares not tendered or not purchased and/or the check for the purchase price of Shares purchased are to be sent to someone other than the undersigned, or to the undersigned at an address other than that shown above.

Issue check and/or certificate to:

Name:		Name:
	(Please Print)		(Please Print)
Address		Address

	(Include Zip Code)		(Include Zip Code)

	(Tax Identification or Social Security Number):		(Tax Identification or Social Security Number):

☐	Credit unpurchased Shares delivered by book-entry transfer to DTC account set forth below.

Account Number:

          The names and addresses of the registered owners should be printed, if they are not already printed above, exactly as they appear on the certificates representing Shares tendered hereby. If applicable, the certificate numbers, the number of Shares represented by such certificates, and the number of Class A Shares and Class B Shares represented by such certificates that the undersigned wishes to tender should be indicated on the appropriate lines.

          The undersigned understands that CTM will pay $1.10 per Share (the “Purchase Price”) for Shares validly tendered pursuant to the Offer. The undersigned understands that CTM will accept for payment and purchase an aggregate of 2,790,013 shares of Class A common stock and/or Class B common stock, or any combination thereof, up to a maximum of 2,790,013 shares in the aggregate, or any lesser number of Class A share or Class B shares that stockholders properly tender in the Offer, subject to CTM’s right to increase the size of the Offer as described in “Section 1. Number of Shares; Proration” of the Offer to Purchase. The undersigned understands that all Shares validly tendered will be purchased at the Purchase Price, net to the seller in cash, upon the terms and subject to the conditions of the Offer, including its proration provisions, and that CTM will return all other Shares, including Shares not purchased because of proration.

          The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, CTM may terminate, amend or delay the Offer or may not be required to purchase any of the Shares tendered hereby or may accept for payment fewer than all of the Shares tendered hereby. The undersigned understands that certificate(s) for any Shares not tendered or not purchased will be returned to the undersigned at the address indicated above. The undersigned recognizes that CTM has no obligation to transfer any certificate for Shares from the name of their registered owner.

          The undersigned understands that acceptance of Shares by CTM for payment will constitute a binding agreement between the undersigned and CTM upon the terms and subject to the conditions of the Offer.

          The check for the Purchase Price for such of the tendered Shares as are purchased will be issued to the order of the undersigned and mailed to the address indicated above.

          All authority conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

NOTE:	SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

ODD LOTS

 (See Instruction 8)

To be completed ONLY if Shares are being tendered by or on behalf of a person owning beneficially, as of the close of business on November 17, 2009, and who continues to own beneficially as of the Expiration Date (as defined in the Offer to Purchase), an aggregate of fewer than 100 shares of either Class A common stock or Class B common stock of CTM and is tendering all of such person’s shares of that class.

The undersigned either (check each box that applies):

☐	was the beneficial owner, as of the close of business on November 17, 2009, of an aggregate of fewer than 100 shares of Class A common stock, all of which are being tendered;
☐	was the beneficial owner, as of the close of business on November 17, 2009, of an aggregate of fewer than 100 shares of Class B common stock of CTM, all of which are being tendered; or
☐	Is a broker, dealer, commercial bank, trust company or other nominee which

(a)	is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and

(b)
believes, based on representations made to it by such beneficial owners, that each such person was the beneficial owner, as of the close of business on November 17, 2009, of an aggregate of fewer than 100 shares of either Class A common stock or Class B common stock of CTM and is tendering all such shares

REGISTERED OWNER(S) SIGN HERE (See Instructions 1 and 5) (PLEASE COMPLETE SUBSTITUTE IRS FORM W-9 CONTAINED HEREIN)

(Stockholder Signature)

(Stockholder Signature)

Must be signed by registered owner(s) exactly as name(s) appear(s) on certificate(s) or on a security position listing or by person(s) authorized to become registered owner(s) by certificate(s) and documents transmitted with this Letter of Transmittal. If signature is by attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or another acting in a fiduciary or representative capacity, please set forth the full title. See Instruction 5.

Name and Capacity of Each Stockholder Signing Above (PLEASE PRINT)

(Print name and title)

(Print name and title)

Area Code and Telephone Number:

Tax Identification or Social Security Number(s):

GUARANTEE OF SIGNATURE(S) (See Instructions 1 and 5 for a description of circumstances in which signature guarantees are required)

Authorized Signature of Guarantor:

Name:
(Please Print)
Title:
Name of Firm:
Address:
Area Code and Telephone Number
Dated:	, 2009

INSTRUCTIONS FORMING PART OF THE TERMS OF THE OFFER

        (1) Guarantee of Signatures.  No signature guarantee is required if either:

(a)
this Letter of Transmittal is signed by the registered owner of the Shares (which term, for purposes of this section,  includes any participant in any of DTC’s systems whose name appears on a security position listing as the owner of the Shares) exactly as the name of the registered holder appears on the certificate tendered with this Letter of Transmittal and such registered holder(s) have not completed either the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” on this Letter of Transmittal; or

(b)
such Shares are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch or agency in the United States (each such entity an “Eligible Institution”).

In all other cases, an Eligible Institution must guarantee all signatures on this Letter of Transmittal. See Instructions 5(d) and 8.

(2) Delivery of Letter of Transmittal and Certificates; Guaranteed Delivery Procedures.  This Letter of Transmittal is to be completed by stockholders of CTM either if Share certificates are to be forwarded herewith or, unless an Agent’s Message is utilized, if delivery of the Shares is to be made by book-entry transfer pursuant to the procedures set forth herein and in “Section 3. Procedures for Tendering Shares” in the Offer to Purchase. For a stockholder to validly tender Shares pursuant to the Offer, a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), together with any required signature guarantees or an Agent’s Message (in connection with book-entry transfer of the Shares) and any other required documents, must be received by the Depositary at one of its addresses set forth herein prior to the Expiration Date (as defined in the Offer to Purchase) and either (i) Share certificates for tendered Shares must be received by the Depositary at one of such addresses prior to the Expiration Date, (ii) Shares must be delivered pursuant to the procedures for book-entry transfer set forth herein and in “Section 3. Procedures for Tendering Shares” in the Offer to Purchase and a Book-Entry Confirmation must be received by the Depositary prior to the Expiration Date or (iii) the tendering stockholder must comply with the guaranteed delivery procedures set forth herein and in “Section 3. Procedures for Tendering Shares” in the Offer to Purchase.

Stockholders whose Share certificates are not immediately available or who cannot deliver their Share certificates and all other required documents to the Depositary on or prior to the Expiration Date or who cannot complete the procedures for book-entry transfer on a timely basis may nevertheless tender their Shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedure set forth in “Section 3. Procedures for Tendering Shares” in the Offer to Purchase. Pursuant to such procedure (i) such tender must be made by or through an Eligible Institution, (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by CTM, must be received by the Depositary on or prior to the Expiration Date and (iii) the Share certificates or confirmation of any book-entry transfer into the Depositary’s account at DTC of Shares tendered by book-entry transfer, as well as a Letter of Transmittal, properly completed and duly executed with any required signature guarantees (or a facsimile thereof, properly completed and duly executed with any required signature guarantees or an Agent’s Message), and all other documents required by this Letter of Transmittal must be received by the Depositary within three trading days after the date of execution of such Notice of Guaranteed Delivery. A “trading day” is any day on which the Pink OTC Markets is open for business.

The term “Agent’s Message” means a message transmitted by DTC to, and received by, the Depositary and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the Shares which are the subject of such Book-Entry Confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that CTM may enforce such agreement against the participant. The signatures on this Letter of Transmittal cover the Shares tendered hereby.

If Share certificates are forwarded to the Depositary in multiple deliveries, a properly completed and duly executed Letter of Transmittal (or facsimile hereof) must accompany each such delivery.

The method of delivery of the Shares, this Letter of Transmittal and all other required documents, including delivery through DTC, is at the election and risk of the tendering stockholder. The Shares will be deemed delivered only when actually received by the Depositary (including, in the case of a Book-Entry Transfer, by book entry confirmation). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

No alternative, conditional or contingent tenders will be accepted, and no fractional Shares will be purchased. All tendering stockholders, by executing this Letter of Transmittal or facsimile thereof, waive any right to receive any notice of acceptance of their Shares for payment.

(3) Inadequate Space.  If the space provided in the box captioned “Description of Shares Tendered” is inadequate, the certificate numbers and/or the number of Shares should be listed on a separate schedule, signed, as applicable, by the registered owner of the Shares or by an authorized representative of an Eligible Institution pursuant to a signature guarantee attached to this Letter of Transmittal.

(4) Partial Tenders and Unpurchased Shares.  If fewer than all of the Shares evidenced by any certificate are to be tendered, fill in the number of Shares which are to be tendered in the “Number of Shares Tendered” column. In such case, if any tendered Shares are purchased, a new certificate for the remainder of the Shares evidenced by the old certificate(s) will be issued and sent to the registered holders, unless otherwise provided in the box entitled “Special Delivery Instructions” on this Letter of Transmittal, promptly after the Expiration Date. All Shares represented by the certificate(s) listed and delivered to the Depositary are deemed to have been tendered unless otherwise indicated.

(5) Signatures on Letter of Transmittal, Stock Powers and Endorsements.

(a)
If this Letter of Transmittal is signed by the registered owner(s) of the Shares tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificates without any change whatsoever.

(b)	If the Shares are registered in the names of two or more joint owners, each such owner must sign this Letter of Transmittal.
(c)
If any tendered Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal (or copies thereof) as there are different registrations of certificates.

(d)
When this Letter of Transmittal is signed by the registered owner(s) of the Shares listed and transmitted hereby, no endorsements of certificate(s) representing such Shares or separate stock powers are required. If this Letter of Transmittal is signed by a person other than the registered owner of the certificates listed, however, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on the certificate, and the signatures on such certificate or stock powers must be guaranteed by an Eligible Institution (as defined in Instruction 1(b) above). See Instruction 1.

(e)
If this Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Depositary of their authority so to act.

(6) Stock Transfer Taxes. Except as otherwise provided in this Instruction 6, CTM will pay all transfer taxes with respect to the transfer and sale of any Shares to it or its order pursuant to the Offer. If, however, payment of the purchase price of any Shares purchased is to be made to, or if certificates for Shares not tendered or not accepted for payment are to be registered in the name of, any person other than the registered holder(s), or if tendered certificates are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered holder(s) or such other person) payable on account of the transfer to such other person will be deducted from the purchase price if satisfactory evidence of the payment of such taxes, or exemption therefrom, is not submitted.

Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the Share Certificates evidencing the Shares listed in this Letter of Transmittal.

(7) Special Payment And Delivery Instructions. If a check for the purchase price of any Shares accepted for payment is to be issued in the name of, and/or certificates for Shares not accepted for payment or not tendered are to be issued in the name of and/or returned to, a person other than the signer of this Letter of Transmittal or if a check is to be sent, and/or such certificates are to be returned, to a person other than the signer of this Letter of Transmittal, or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed. Any stockholder(s) delivering Shares by book-entry transfer may request that Shares not purchased be credited to such account maintained at DTC as such stockholder(s) may designate in the box entitled “Special Payment Instructions.” If no such instructions are given, any such Shares not purchased will be returned by crediting the account at DTC designated above as the account from which such Shares were delivered.

(8) Odd Lots.  As described in “Section 1. Number of Shares; Proration” of the Offer to Purchase, if CTM is to purchase less than all Shares tendered before the Expiration Date, the Shares purchased first will consist of all Shares tendered by any stockholder who owned beneficially, as of the close of business on November 17, 2009, and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares of Class A common stock or Class B common stock and who tenders all such Shares of such class. This preference will not be available unless the box captioned “Odd Lots” is completed.

(9) Irregularities.  CTM will determine all questions as to the number of Shares to be accepted, the price to be paid for the Shares and the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares in its reasonable discretion. CTM also reserves the absolute right to waive any of the conditions of the Offer or any defect or irregularity in the tender of any particular Shares. No tender of Shares will be deemed to be validly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as CTM shall determine. Any waiver shall apply to all stockholders. Neither CTM nor any other person is or will be obligated to give notice of defects or irregularities in tenders, nor shall CTM or any other person incur any liability for failure to give any such notice.

(10) Questions, Requests for Assistance and Additional Copies.  Questions and requests for assistance may be directed to, or additional copies of the Offer to Purchase, the Notice of Guaranteed Delivery and this Letter of Transmittal may be obtained from, Leslie B. Rozner or from your broker, dealer, commercial bank or trust company which holds your Shares.

(11) Substitute IRS Form W-9.  Each tendering stockholder that is a U.S. person for federal income tax purposes is required to provide the Depositary with a correct taxpayer identification number (“TIN”) on Substitute IRS Form W-9 (the “Form W-9”) and, if applicable, to indicate that the stockholder is not subject to backup withholding. Failure to provide the information on the form or to certify that the stockholder is not subject to backup withholding may subject the tendering stockholder to 28% backup withholding on the payments made to the stockholder or other payee with respect to Shares purchased pursuant to the Offer.

(12) Withholding on Foreign Stockholders.  A foreign stockholder cannot provide an IRS Form W-9 to the Depositary. Instead of providing an IRS Form W-9, a foreign stockholder should provide the Depositary with a duly executed IRS Form W-8BEN (or, depending on the circumstances, IRS Form W-8ECI or another type of IRS Form W-8). The Depositary intends to withhold federal income taxes equal to 30% of the gross payments payable to a foreign stockholder unless the Depositary determines that a reduced rate of withholding or an exemption from withholding is applicable. A foreign stockholder may be eligible to obtain a refund of tax withheld if such stockholder meets one of the three tests for capital gain or loss treatment described in “Section 14. Material United States Federal Income Tax Consequences” of the Offer to Purchase or is otherwise able to establish that no tax or a reduced amount of tax was due.

IMPORTANT: This Letter of Transmittal or a manually signed copy of it or an Agent’s Message (together with share certificates or confirmation of book-entry transfer and all other required documents) or the notice of guaranteed delivery must be received by the Depositary on or before the Expiration Date. Stockholders should return a completed IRS Form W-9 with their Letter of Transmittal.

IMPORTANT TAX INFORMATION

Under federal income tax law, a stockholder whose tendered Shares are accepted for payment is required to provide the Depositary with such stockholder’s correct TIN on Form W-9. If the Depositary is not provided with the correct TIN, the Internal Revenue Service may subject the stockholder or other payee to a $50.00 penalty. In addition, payments that are made to such stockholder or other payee with respect to Shares purchased pursuant to the Offer may be subject to backup withholding.

If backup withholding applies, the Depositary is required to withhold 28% of any such payments made to the stockholder or other payee. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

Certain stockholders (including, among others, all corporations and certain foreign persons) are considered “exempt recipients” and are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, the stockholder must submit an IRS Form W-8BEN, signed under penalties of perjury, attesting to that individual’s exempt status. A Form W-8BEN can be obtained from CTM upon request or from the IRS website ( www.irs.gov ). Payments to foreign stockholders may be subject to a 30% U.S. withholding tax.

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give form to the requester. Do not send to the IRS.

Name (as shown on your income tax return):

Business name, if different from above:

Check appropriate box:	☐ Individual/ Sole Proprietor	☐ Corporation	☐ Partnership	☐ Other ►	☐ Exempt from backup withholding

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on Line 1 to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Guidelines on page 4. For other entities, it is your employer identification number (EIN). If you do not have a number, see  How to get a TIN  in the Guidelines on page 4.  Note.  If the account is in more than one name, see the chart in the Guidelines on page 6 for instructions on whose number to enter.
Social security number OR Employer identification number

Part II Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.
I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.	I am a U.S. person (including a U.S. resident alien).

Certification instructions.  You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (See the Guidelines on page 5.)

Sign Here Signature of U.S. person ►	Date ►

GUIDELINES FOR CERTIFICATION OF TAXPAYER
 IDENTIFICATION NUMBER ON SUBSTITUTE IRS FORM W-9

Section references are to the Internal Revenue Code
Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

U.S. person.  Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee.

In 3 above, if applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income.

For federal tax purposes, you are considered a person if you are:

•	An individual who is a citizen or resident of the United States,

•	A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States, or

•	Any estate (other than a foreign estate) or trust. See Regulations sections 301.7701-6(a) and 7(a) for additional information.

Special rules for partnerships.  Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners’ share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

•	The U.S. owner of a disregarded entity and not the entity,

•	The U.S. grantor or other owner of a grantor trust and not the trust, and

•	The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person.  If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien.  Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the recipient has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1.	The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2.	The treaty article addressing the income.

3.	The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4.	The type and amount of income that qualifies for the exemption from tax.

5.	Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example.  Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments (after December 31, 2002). This is called “backup withholding.” Payments that may be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1.	You do not furnish your TIN to the requester

2.	You do not certify your TIN when required (see the Part II instructions on page 5 for details),

3.	The IRS tells the requester that you furnished an incorrect TIN,

4.	The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5.	You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.

Also see Special rules for partnerships on page 1.

Penalties

Failure to furnish TIN.  If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding.  If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information.  Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs.  If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

          Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor.  Enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name” line.

Limited liability company (LLC).  If you are a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treasury regulations section 301.7701-3, enter the owner’s name on the “Name” line. Enter the LLC’s name on the “Business name” line. Check the appropriate box for your filing status (sole proprietor, corporation, etc.), then check the box for “Other” and enter “LLC” in the space provided.

Other entities.  Enter your business name as shown on required federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name” line.

Note.  You are requested to check the appropriate box for your status (individual/sole proprietor, corporation, etc.).

Exempt From Backup Withholding

If you are exempt, enter your name as described above and check the appropriate box for your status, then check the “Exempt from backup withholding” box in the line following the business name, sign and date the form.

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note.  If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

Exempt payees.  Backup withholding is not required on any payments made to the following payees:

1.	An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

2.	The United States or any of its agencies or instrumentalities,

3.	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

4.	A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

5.	An international organization or any of its agencies or instrumentalities. Other payees that may be exempt from backup withholding include:

6.	A corporation,

7.	A foreign central bank of issue,

8.	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

9.	A futures commission merchant registered with the Commodity Futures Trading Commission,

10.	A real estate investment trust,

11.	An entity registered at all times during the tax year under the Investment Company Act of 1940,

12.	A common trust fund operated by a bank under section 584(a),

13.	A financial institution,

14.	A middleman known in the investment community as a nominee or custodian, or

15.	A trust exempt from tax under section 664 or described in section 4947.

The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.

IF the payment is for	THEN the payment is exempt for

Interest and dividend payments	All exempt recipients except for 9
Broker transactions	Exempt recipients 1 through 13. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker
Barter exchange transactions and patronage dividends	Exempt recipients 1 through 5
Payments over $600 required to be reported and direct sales over $5,000(1)	Generally, exempt recipients 1 through 7(2)

(1)	See Form 1099-MISC, Miscellaneous Income, and its instructions.

(2)
However, the following payments made to a corporation (including gross 2 proceeds paid to an attorney under section 6045(f), even if the attorney is a corporation) and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees; and payments for services paid by a federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box.  If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see  How to get a TIN  below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-owner LLC that is disregarded as an entity separate from its owner (see Limited liability company (LLC)  on page 3), enter your SSN (or EIN, if you have one). If the LLC is a corporation, partnership, etc., enter the entity’s EIN.

Note. See the chart on page 5 for further clarification of name and TIN combinations.

How to get a TIN.  If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at  www.socialsecurity.gov.  You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at  www.irs.gov/businesses  and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov  or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note.  Writing “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution:  A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, and 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). Exempt recipients, see  Exempt From Backup Withholding  on page 3.

Signature requirements.  Complete the certification as indicated in 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983.  You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983.  You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions.  You must give your correct TIN, but you do not have to sign the certification.

What Name and Number to Give the Requester

Give name and
Social Security
For this type of account:	Number (SSN) of:

1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)
b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5. Sole proprietorship or single-owner LLC	The owner(3)
6. Sole proprietorship or single-owner LLC	The owner(3)
7. A valid trust, estate, or pension trust	Legal entity(4)
8. Corporate or LLC electing corporate status on Form 8832	The corporation
9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10. Partnership or multi-member LLC	The partnership
11. A broker or registered nominee	The broker or nominee
12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s SSN.

(3)
You must show your individual name and you may also enter your business or “DBA” name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, IRS encourages you to use your SSN.

(4)
List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see  Special rules for partnerships  on page 1.

Note.  If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. We may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.

You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.